                                                                    EXHIBIT 99.3

                                 XOOM, INC.
                           STOCK OPTION AGREEMENT



I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------
     Optionee's Name:         __________________

     You have been granted an option to purchase shares of Common Stock of XOOM, Inc. (the "Company") as follows:

     Grant Number             __

     Date of Grant            ___________, 199_

     Vesting Commencement Date  ___________, 199_

     Exercise Price per Share $_.__

     Total Number of Shares Granted  ________

     Total Exercise Price     $______.__

     Type of Option:     Non-Qualified Stock Option

     Expiration Date:         ___________, 200_

Vesting Schedule:
----------------

     Subject to other limitations set forth in the Option Agreement, the Option may be exercised, i.e., shall "vest," pursuant to the following schedule, provided that the Optionee is employed by the Company on the date each of the events described below occurs.

     (i) [Twenty-five percent (25%) of the Shares subject to the Option shall vest at the end of the twelfth full month after the Vesting Commencement Date, after which 1/48th of the Shares subject to the Option shall vest on the last day of each month thereafter;]

    (ii) In the event of a proposed Corporate Transaction (as defined in Section 11 of this Option), the Company shall give reasonable notice of such proposed Corporate Transaction to the Optionee and seventy-five percent (75%) of the shares subject to this Option that are then unvested and outstanding under this Option (the "Unvested Shares") immediately prior to the specified effective date of such Corporate Transaction (the "Effective Date") shall, immediately prior to the Effective Date, automatically become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights;

   (iii) During any authorized leave of absence, the vesting of the Option as provided in this schedule shall cease after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Optionee's termination of the leave of absence and return to service with the Company.

    (iv) Notwithstanding (i), (ii) and (iii) above, all of the Shares subject to the Option shall vest immediately if the Optionee is terminated by the Company without Cause (as defined in the Employment Agreement then in effect between the Optionee and the Company).

II.  AGREEMENT
     ---------

     1.  Grant of Option.  The Company hereby grants to the Optionee named in
         ---------------
the Notice of Grant (the "Optionee"), this Option to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). This Option is intended to be a nonstatutory stock option and not an incentive stock option under Section 422(d) of the Internal Revenue Code, as amended (the "Code").

     2.  Exercise of Option.  This Option shall be exercised during its term in
         ------------------
accordance with the Vesting Schedule set out in the Notice of Grant as follows:

         (a)  Right to Exercise.

              (i)   This Option may not be exercised for a fraction of a Share.

             (ii) In the event of Optionee's death, disability or other termination of the employment, the exercisability of this Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(a)(iii).

            (iii) In no event may this Option be exercised after the Term/Expiration Date of this Option as set forth in the Notice of Grant.

         (b)  Method of Exercise.  This Option shall be exercisable by written
              ------------------
notice (in the form attached as Exhibit A) which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

         No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise complies with all relevant provisions of law and the requirements of any stock exchange or national market system upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which this Option is exercised with respect to such Shares.

    3.  Optionee's Representations.  In the event the Shares purchasable
        --------------------------
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

    4.  Method of Payment.  Payment of the Exercise Price shall be by any of the
        -----------------
following, or a combination thereof, at the election of the Optionee:

        (a)  by cash; or

        (b)  by check; or

        (c) following the Registration Date (as defined in Section 16(h)), by surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a fair market value (as determined by the Company's Board of Directors) on the date of surrender equal to the Exercise Price of the Shares as to which this Option is being exercised; or

        (d) following the Registration Date, by delivery of a properly executed exercise notice together with such other documentation as the Company's Board of Directors and the broker, if applicable, shall require to effect an exercise of this Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

    5.  Restrictions on Exercise.  This Option may not be exercised if the
        ------------------------
issuance of the Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

    6.  Termination of Relationship.  In the event the Optionee's employment
        ---------------------------
with the Company terminates (other than as a result of Optionee's death, disability, or termination by the Company without Cause), Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option for 90 days following the Termination Date. If the Optionee is terminated by the Company without Cause, then Optionee may exercise this Option (i) if the Company's stock is publicly traded, during the four months after the date on which Optionee was given notice of termination, or (ii) if the Company's stock is not publicly traded, during the twelve months after the date on which the Optionee was given notice of termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

    7.  Disability of Optionee.  In the event of termination of Optionee's
        ----------------------
employment with the Company as a result of his or her disability, Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the Expiration Date of this Option as set forth in the Notice of Grant), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise this Option to the extent so entitled within the time specified herein, this Option shall terminate.

    8.  Death of Optionee.  In the event of termination of Optionee's employment
        -----------------
with the Company as a result of the death of Optionee, this Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the Term/Expiration Date of this Option as set forth in the Notice of Grant), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

    9.  Non-Transferability of Option.  This Option may not be transferred in
        -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

   10.  Term of Option.  This Option may not be exercised after the
        --------------
Term/Expiration Date set out in the Notice of Grant, and may be exercised prior to that date only in accordance with the terms of this Option.

   11.  Corporate Transaction.
        ---------------------

        (a)  Definition.  For purposes of this Option, a "Corporate
             ----------
Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

             (i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's shareholders immediately prior to such merger or consolidation will hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such surviving entity immediately after such transaction;

            (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

           (iii) any merger in which the Company is the surviving entity but in which the Company's shareholders immediately prior to such merger will not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the surviving entity (by virtue of their shares in the Company held immediately prior to such transaction) representing more than fifty percent (50%) of the total voting power of the surviving entity immediately after such transaction.

        (b)  Effect.  In the event of any Corporate Transaction, this Option
             ------
shall terminate upon the effective date of the Corporate Transaction. The Company shall give Optionee reasonable notice of a Corporate Transaction to enable Optionee to exercise this Option immediately prior to the effective date of the Corporate Transaction to the extent this Option is then exercisable in accordance with its terms.

   12.  Adjustments for Changes in Stock.  If there should be any change in a
        --------------------------------
class of stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company (except for a Corporate Transaction described in Section 11), the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such stock subject to this Option and in the price per share. Any new, substituted or additional securities or property distributed with respect to the stock ("Additional Securities") shall be immediately subject to all the restrictions of this Agreement, but only to the extent the stock is at such time covered by such provisions. Any adjustment made pursuant to this Section 12 as a consequence of a change in the capital structure of the Company shall not entitle Optionee to acquire a number of shares of such stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such stock equal to the number of shares then subject to this Option. Optionee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Optionee may not direct Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Optionee may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities.

        In the event that the Company effects a recapitalization of its Common Stock into two or more classes after the Registration Date, this Option shall be converted pursuant to this Section 12 into an identical Option to purchase the class of Common Stock offered to the public after the Registration Date and references to "Common Stock" and "Shares" hereunder shall be deemed to be references to such publicly offered class of Common Stock.

   13.  Tax Consequences.  Set forth below is a brief summary as of the date of
        ----------------
this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        (a)  Exercise of Nonstatutory Stock Option.  There will be regular
             -------------------------------------
federal income tax liability and state income tax liability upon the exercise of a nonstatutory stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or a former employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

        (b)  Disposition of Shares.  If Shares acquired upon exercise of this
             ---------------------
Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes.

   14.  Financial Information.  The Company shall provide to Optionee, during
        ---------------------
the period for which this Option is outstanding, copies of financial statements at least annually.

   15.  Investment Representations.  In connection with the acquisition of the
        --------------------------
securities evidenced by the Option, the undersigned Optionee makes the following represents to the Company:

        (a)  Knowledge of the Company.  Optionee has such knowledge and
             ------------------------
experience in financial and business matters, and specifically with regard to stock options and the exercise of stock options as to be capable of evaluating the risks and merits of an investment in the Common Stock and making an informed investment decision. Optionee has knowledge and experience in the operations of the industry and the business sector in which the Company is engaged.

        (b)  Completeness of Information.  Any information furnished by
             ---------------------------
Optionee to the Company with respect Optionee's financial position and business experience was correct and complete as of the grant date of the Option documented in this Agreement.

        (c)  Nature of Investment.  Optionee understands that an investment in
             --------------------
the Company will be illiquid, and that (i) Optionee must bear the economic risk of investment in the Company for an indefinite period of time, since (a) the Common Stock is not registered under the Securities Act of 1933, as amended, and, therefore, cannot be sold unless subsequently registered under said act or an exemption from such registration is available; and (b) the Common Stock cannot be sold unless registered under applicable state securities laws or an exemption from such registration is available; (ii) there is no established market for the Common Stock and it is possible that no public market for the Common Stock will develop, and accordingly, it may not be possible for Optionee to liquidate the investment in the Common Stock; and
(iii) Optionee's right to assign or transfer the Option and the Common Stock is restricted.

        (d)  Response to Optionee's Inquiries.  The Company has answered all
             --------------------------------
inquiries that Optionee has put to it concerning the Company or any other matters relating to the

Option and the sale of the Common Stock.

   16.  Company's Right of First Refusal.
        --------------------------------

        (a)  Transfer Notice.  Neither the Optionee nor a transferee (either
             ---------------
being sometimes referred to herein as the "Holder") shall sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein without first obtaining the prior written consent of the Company unless the Holder first shall have provided the Company with written notice (the "Transfer Notice") of:

             (i)   The Holder's intention to transfer;

             (ii)  The name of the proposed transferee;

             (iii) The number of Shares to be transferred; and

             (iv)  The proposed transfer price or value and terms thereof.

        (b)  First Refusal Exercise Notice.  Within 45 days after receipt of the
             -----------------------------
Transfer Notice (the "Option Period") the Company and/or its assigns shall have the right to purchase (the "Right of First Refusal") all or, as the case may be, encumber all, but not less than all of the Shares which are described in the Transfer Notice (the "Offered Shares") at the per share price or value and in accordance with the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice (the "First Refusal
Exercise Notice") to the Holder setting forth the number of Offered Shares the Company and/or its assigns elects to purchase or encumber, provided that the number equals all of the Offered Shares.

        (c)  Payment Terms.  The Company shall consummate the purchase of the
             -------------
Offered Shares on the terms set forth in the Transfer Notice within 15 days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company's President. Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without the further action by the Holder.

        (d)  Assignment.  Whenever the Company shall have the right to
             ----------
purchase Shares under this Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company's Right of First Refusal.

        (e)  Non-Exercise.  If the Company and/or its assigns do not
             ------------
collectively elect to exercise the Right of First Refusal within the specified 45-day period or such earlier time if the

Company and/or its assigns notifies the Holder that it will not exercise the Right of First Refusal, then the Holder may transfer the Shares upon the terms and conditions stated in the Transfer Notice, provided that:

             (i) The transfer is made within 120 days of the date of the Transfer Notice; and

             (ii) The transferee agrees in writing that such Shares shall be held or encumbered subject to the provisions of this Right of First Refusal.

        (f)  Expiration of Transfer Period.  Following such 120-day period, no
             -----------------------------
transfer of the Offered Shares and no change in the terms of the transfer as stated in the Transfer Notice (including the name of the proposed transferee) shall be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of this Right of First Refusal.

        (g)  Exception for Certain Family Transfers.  Anything to the contrary
             --------------------------------------
contained in this section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's Immediate Family or a trust for the benefit of the Optionee or the Optionee's Immediate Family shall be exempt from the provisions of this Right of First Refusal. "Immediate Family" as used herein shall mean spouse, domestic partner (as determined by the Company's Board of Directors), child, including step-child, lineal descendant or antecedent, father, mother, brother or sister and the lineal descendants of such individuals. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Right of First Refusal, and there shall be no further transfer of such Shares except in accordance with the terms of this Right of First Refusal.

        (h)  Termination of Right of First Refusal.  The provisions of this
             -------------------------------------
Right of First Refusal shall terminate as to all Shares upon the Registration Date. For purposes hereof, "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or
(B) the same class of securities of a successor corporation (or its parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        (i)  Additional Shares or Substituted Securities.  In the event of any
             -------------------------------------------
stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Company's receipt of consideration, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right.

        (j)  Corporate Transaction.  Immediately prior to the consummation of a
             ---------------------
Corporate Transaction, the Right of First Refusal shall automatically lapse in its entirety, except to the extent the Right of First Refusal is to be assigned to the successor corporation (or its parent company) in connection with such Corporate Transaction, the right shall apply to the new capital stock or other property received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right.

   17.  Company's Repurchase Right.
        --------------------------

        (a)  Grant of Repurchase Right.  The Company is hereby granted the
             -------------------------
right (the "Repurchase Right"), exercisable at any time (i) during the sixty
(60) day period following the Termination Date, (ii) during the sixty (60) day period following an exercise of the Option that occurs after the Termination Date, or (iii) during the sixty (60) day period immediately prior to a Corporate Transaction, or the merger of the Company into or with a corporation that is a member of a "controlled group" (within the meaning of Section 267(f) of the Code) of which the Company is a member, to repurchase all or, at the discretion of the Company and with the consent of the Optionee, any portion of the Shares.

        (b)  Exercise of the Repurchase Right.  The Repurchase Right shall be
             --------------------------------
exercisable by written notice delivered to each Holder of the Shares prior to the expiration of the applicable sixty (60) day period specified above. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty
(30) days after the date of notice. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Holder in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the Fair Market Value on the Termination Date, if any, and if none, on the date immediately prior to the day on which the repurchase is to be effected, of the Shares which are to be repurchased from the Holder. Upon such payment to the Holder or into escrow for the benefit of the Holder, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Holder.

        (c)  Definition of Fair Market Value.  For purposes hereof, "Fair
             -------------------------------
Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the President of the Company to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq

Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the President of the Company deems reliable; or

             (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the President of the Company in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

        (d)  Assignment.  Whenever the Company shall have the right to
             ----------
purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company's Repurchase Right.

        (e)  Termination of the Repurchase Right.  The Repurchase Right shall
             -----------------------------------
terminate with respect to any Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to all Shares upon the Registration Date.

        (f)  Additional Shares or Substituted Securities.  In the event of any
             -------------------------------------------
stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Company's receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure.

        (g)  Corporate Transaction.  Immediately prior to the consummation of a
             ---------------------
Corporate Transaction, the Repurchase Right shall automatically lapse in its entirety, except to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent company) in connection with such Corporate Transaction, the right shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Company's capital structure.

   18.  Legends; Stop-Transfer Notices.  The Company may place legends on the
        ------------------------------
certificate(s) evidencing Shares issued to Optionee reflecting the restrictions on transfer set forth herein and under applicable law. In order to ensure compliance with the restrictions on transfer referred to in the legends placed upon certificates evidencing ownership of the Shares, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

   19.  Refusal to Transfer.  The Company shall not be required (i) to
        -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

   20.  Lock-Up Agreement.
        -----------------

        (a)  Agreement.  The Optionee, if requested by the Company and the lead
             ---------
underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. The Optionee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and the Optionee acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 20.

        (b)  Permitted Transfers.  Notwithstanding the foregoing, Section 20(a)
             -------------------
shall not prohibit the Optionee from transferring any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock to the extent such transfer is not otherwise prohibited by this Option Agreement, either during the Optionee's lifetime or on death by will or intestacy to the Optionee's immediate family or to a trust the beneficiaries of which are exclusively the Optionee and/or a member or members of the Optionee's immediate family; provided, however, that prior to any such transfer, each transferee shall execute an agreement pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions of Section 20 hereof. For the purposes of this subsection, the term "immediate family" shall mean spouse, domestic partner (as determined by the President of the Company), child, including step-child, lineal descendant or antecedent, father, mother, brother or sister and the lineal descendants of such individuals.

        (c)  No Amendment Without Consent of Underwriter.  During the period
             -------------------------------------------
from identification as a Lead Underwriter in connection with any public offering of the Company's Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 20(a) in connection with such offering or (ii) the abandonment of such offering by the

Company and the Lead Underwriter, the provisions of this Section 20 may not be amended or waived except with the consent of the Lead Underwriter.

   21.  Headings.  The captions used in the Notice and this Option Agreement are
        --------
inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

   22.  Interpretation.  Any dispute regarding the interpretation of the Notice,
        --------------
this Option Agreement and the exercise notice shall be submitted by the Optionee or by the Company forthwith to the Company's Board of Directors, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board of Directors shall be final and binding on all persons.

   23.  Further Assurances.  Optionee shall execute such further instruments and
        ------------------
take such further actions as may be requested by the Company as reasonably necessary to carry out the intent and purposes of this Option Agreement.

   24.  Successors and Assigns.  The Company may assign any of its rights under
        ----------------------
this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company.
Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

   25.  Notices.  Any notice required or permitted hereunder shall be given in
        -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Company at its primary business office and to Optionee at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

   26.  Entire Agreement: Governing Law.  This Option Agreement constitutes the
        -------------------------------
entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. IN THAT REGARD, THIS OPTION FULLY SATISFIES THE OBLIGATION OF THE COMPANY TO GRANT OPTIONEE THE OPTIONS DESCRIBED IN THE COMPANY'S OFFER LETTER TO OPTIONEE PRIOR TO OPTIONEE'S BECOMING AN EMPLOYEE OF THE COMPANY, AND, IN THE EVENT OF ANY CONFLICT BETWEEN THE OPTION DESCRIBED IN SUCH OFFER LETTER OR AGREEMENT AND THIS OPTION AGREEMENT, THE TERMS AND CONDITIONS OF

THIS OPTION AGREEMENT SHALL CONTROL. This Option Agreement is governed by California law except for that body of law pertaining to conflict of laws.

     IN WITNESS WHEREOF, the Company and Optionee have executed this Option Agreement as of the Date of Grant shown above in the Notice of Grant.


                              XOOM, INC., a Delaware corporation


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS, TO THE EXTENT NOT VESTED AS OF THE GRANT DATE, EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company's Board of Directors upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


                         Signed:
                                ------------------------------------------------
                                Optionee

                                Residence Address:


                                ------------------------------------------------

                                ------------------------------------------------

                                  EXHIBIT A
                                  ---------

                               EXERCISE NOTICE

XOOM, Inc.
300 Montgomery Street, Suite 300
San Francisco, CA 94104
Attention:  Secretary

    1.  Exercise of Option.  The undersigned ("Optionee") under the within
        ------------------
Option Agreement hereby exercises Optionee's option to purchase the following number of shares of the Common Stock (the "Shares") of XOOM, Inc. (the "Company") under the Option Agreement, and hereby tenders the following dollar amount in full payment of the Exercise Price for the Shares:

Total Number of Option Shares to Exercise (A):
                                              ----------------------------------
EXERCISE PRICE PER SHARE (B):  $
                                ------------------------------------------------

TOTAL AMOUNT TO BE TENDERED (A X B):  $
                                       -----------------------------------------

    2.  Representations of Optionee.  Optionee acknowledges that Optionee has
        ---------------------------
received, read and understood the Option Agreement and agrees that Optionee and the Shares issuable hereby shall be subject to all of the terms, conditions and restrictions set forth in the Option Agreement.

    3.  Rights as Shareholder.  Until a stock certificate evidencing such
        ---------------------
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.

OPTIONEE:


----------------------------            ---------------------------------------
Signature                               Printed Name



----------------------------            ---------------------------------------
Date                                    Phone Number

Address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------




COMPANY APPROVAL:                       Date:
                 ---------------------       ---------------------------------

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT

OPTIONEE  :

COMPANY   :   XOOM, INC.

SECURITY  :   COMMON STOCK

AMOUNT    :

DATE      :

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

        (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

        (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

        In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

        (d) Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company become effective under the Securities which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

        (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                              Signature of Optionee:


                              -------------------------------------------------

                              Date:             ,
                                   ------------  -----------------------------

                                       2